SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):January 23, 1997



                          The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)








                    Exhibit Index is located on Page 4

     Item 5.   Other Events.


               1. On January 23, 1997, the Registrant issued a press release.

               Attached as Exhibit (20)(i) is a copy of the Registrant's press release. This Exhibit is incorporated herein by reference.


     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.

          (c)  20(i)  Press release dated January 23, 1997
                      announcing Stanley s 1996 year end
                      results.

               20(ii) Cautionary statements relating to forward
                      looking statements included in Exhibit 20
                      (i).




























                                 SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                              THE STANLEY WORKS



Date: January 23, 1997             By:  Stephen S. Weddle
                              Name:     Stephen S. Weddle
                              Title:    Vice President, General
                                        Counsel and Secretary



































                               EXHIBIT INDEX

                        Current Report on Form 8-K
                          Dated January 23, 1997



          Exhibit No.                                Page

          20(i)                                        5

          20 (ii)                                      14












































FOR IMMEDIATE RELEASE                                       Exhibit (20)(i)

                                          January 23, 1997

THE  STANLEY  WORKS  REPORTS  1996  RESULTS

New Britain, CT (NYSE: "SWK") ... The Stanley Works today announced a significant increase in earnings for its year ended
December 28, 1996.  Reported 1996 net income was $97 million, or
$1.09 per share, compared with the prior year's net income of $59 million, or $.67 per share.

Exclusive of restructuring and other charges discussed below, normalized or "core" net income in 1996 was $163 million, or $1.83 per share, a 26% increase over prior year core earnings of $129 million, or $1.45 per share. Gross margin reported for the year, on a core basis, was 33.4% of sales compared with 32.0% in the prior year. Increased volume, the absence of the effects of integration costs associated with the closing of a Mechanics Tools facility in 1995 and the positive effects of restructuring initiatives, including strong contributions from cross-divisional purchasing efforts, accounted for most of the improvement in gross margins.

John M. Trani, the company's new Chairman and Chief Executive Officer, commented on the year's results: "Our company seeks to realize sustained, profitable growth. I am encouraged that, as evidenced by profitability improvements realized in 1996, the competitive positioning of our cost structure has clearly begun. This is the necessary foundation upon which we will achieve our growth goals."

Net sales for the year were $2,671 million, an increase of 2% over sales of $2,624 million in 1995. Ongoing businesses experienced unit volume growth of 3% with particular strength in the engineered tools and hardware markets. Business and product line divestitures, net of the effects of prior year acquisitions, diminished 1996 sales by $38 million. Unit volume gains were realized in all geographic areas.

Core operating expenses for the year improved to 22.1% of sales compared with 22.4% in 1995 and increased slightly to 21.8% of sales in the fourth quarter from 21.7% in the fourth quarter of 1995. Interest expense, net of interest income, decreased to 0.8% of sales in 1996 from 1.2% in the prior year, on lower average borrowings. Similarly, fourth quarter net interest expense decreased to 0.8% of sales in 1996 from 1.1% of sales in 1995, on lower average borrowings.

Core earnings for the fourth quarter, exclusive of restructuring and other charges, were $43 million, or $.48 per share, a 16% increase over the prior year's fourth quarter core earnings of $37 million, or $.42 per share. Core gross margin improved to 33.1% of sales, compared with 31.9% in the fourth quarter of 1995. This improvement was due to increased volume and the positive effects of restructuring initiatives.

Fourth quarter net sales of $685 million represented a 2% increase over sales of $670 million in the fourth quarter of 1995. Sales volume increases of 5% in the quarter were offset by net divestiture decreases of 2% and pricing decreases of 1%. The engineered tools and hardware markets were notably strong. In Europe, sales unit volume increased 9% over the fourth quarter of 1995.

During 1996, restructuring charges and restructuring-related transition costs incurred in connection with restructuring initiatives totaled $48 million, or $.43 per share and $33 million, or $.23 per share, respectively. Also, charges of $7 million, or $.08 per share after-tax, were incurred for elements of the company's employment contract with Mr. Trani. Of these 1996 charges, $59 million, or $.51 per share, were recorded in the fourth quarter.

The company indicated that the restructuring charges recorded in the fourth quarter were for costs associated with the next series of initiatives identified under the restructuring process. Such costs were primarily related to transfers of production among existing manufacturing facilities, plant closures and resulting workforce reductions in the consumer and engineered tool business operations. Restructuring-related transition costs incurred in the fourth quarter were related to the implementation of the company's Perfect Customer Service program and other restructuring activities.

Consolidated 1996 segment operating profit margin, exclusive of restructuring charges and restructuring-related transition costs, improved to 12.2% of sales from 10.4% in the prior year. The attached table, "Business Segment Information", provides clarification of reported results for the year and fourth quarter, 1996 and 1995, reconciling them with normalized core results. Core results exclude restructuring charges, restructuring-related transition costs, and costs associated with the recruitment of the company's new CEO. The Tools, Hardware and Specialty Hardware segment comments that follow are based on these normalized "core" results.

In the Tools segment overall, fourth quarter unit volume sales increased 4% over last year. Consumer tools unit growth was 3%. Engineered tools increased 7% in unit volume, reflecting strong sales of fastening tools and fasteners. Industrial tools increased 2%. Core operating profits in the Tools segment for the fourth quarter increased to 15.1% of sales, from 12.2% in the comparable period last year. This improvement results from increased volume, the absence of integration costs associated with the closing of a Mechanics Tools facility in 1995, savings from cross-divisional purchasing efforts and other restructuring initiatives, especially in the Fastening Systems division.

The Hardware segment experienced 12% unit growth in the fourth quarter, with exceptionally strong demand in consumer markets. Core operating profits increased to 13.8% of sales, from 8.2% in the prior year. This improvement results from increased volume, production levels that favorably absorbed factory overhead costs and positive effects of cross-divisional purchasing and other restructuring initiatives.

The Specialty Hardware segment experienced 6% unit growth in the fourth quarter, from continued strong home center demand for door products and increases in unit volumes of automated-door products. Core operating results, however, declined to a 3.9% loss on sales, from a 6.2% operating profit in the fourth quarter of 1995. This operating loss included a 3% price decline attributable to an extremely competitive pricing environment in the U.S. commercial market for automated door products. It also reflects the company's strategic decisions to defend its market share in such an environment and to incur additional costs to do so. While this business situation has been present all year, adjustments were recorded in the fourth quarter which reflected the full extent of its impact on profitability. These factors offset the profits realized from entry door products and improvements from restructuring initiatives.

The company indicated that considerable progress was made in 1996 in efforts to divest non-strategic business units. Sales have been completed for the company's Marco Paper, Creative Rivet, American Brush, Direct Safety and Graphic Arts businesses. The company has also entered into an agreement to sell its Garage-Related Products business and expects to close during the first quarter of 1997.

The Stanley Works is a worldwide producer of tools, hardware and specialty hardware for consumer, home improvement, industrial and professional use.

############

Contact:  Gerard J. Gould
          Director, Investor Relations and Communications
          Tel.:  (860) 827-3833




This press release contains forward-looking statements as to the company's ability to complete the competitive positioning of its cost structure and to achieve sustained, profitable growth. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.


The Stanley Works corporate press releases are available through PR Newswire's "Company News On-Call" service. By FAX: dial
1-800-758-5804, ext. 874363 or on the internet at:
http://www.prnewswire.com or http://www.StanleyWorks.com.









































                            THE STANLEY WORKS AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, Millions of Dollars Except Per Share Amounts)


                               Fourth Quarter                Twelve Months
                              1996       1995             1996          1995
                          --------     --------        --------     --------
Net Sales               $   685.4    $   669.8      $  2,670.8    $  2,624.3

Costs and Expenses
  Cost of sales             464.8        460.5         1,795.5       1,789.7
  Selling, general and
     administrative         154.7        147.8           608.5         591.7
  Interest - net              5.4          7.1            22.5          30.3
  Other - net                 8.9          1.6            22.3          14.3
  Restructuring and
     asset writeoffs         40.9         44.0            47.8          85.5
                          --------     --------        --------      --------
                            674.7        661.0         2,496.6       2,511.5
                          --------     --------        --------      --------
Earnings before
     income taxes            10.7          8.8           174.2         112.8

Income Taxes                 13.7          8.2            77.3          53.7
                          --------     --------        --------      --------
Net Earnings (Loss)     $    (3.0)   $     0.6      $     96.9    $     59.1
                          ========     ========        ========      ========
Net Earnings (Loss) Per Share
     of Common Stock    $    (.03)   $    0.01      $     1.09    $     0.67
                          ========     ========        ========      ========
Dividends per share     $     .185   $    0.18      $      .73    $     0.71
                          ========     ========        ========      ========
Average shares outstanding
     (in thousands)        88,803       88,694          88,824        88,719
                          ========     ========        ========      ========



























                            THE STANLEY WORKS AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS
                            (Unaudited, Millions of Dollars)


                                                    December 28   December 30
                                                           1996          1995
                                                        --------      --------
ASSETS
   Cash and cash equivalents                          $    84.0     $    75.4
   Accounts receivable                                    446.3         438.7
   Inventories                                            338.1         349.1
   Other current assets                                    42.5          51.9
                                                        --------      --------
           Total current assets                           910.9         915.1

   Property, plant and equipment                          527.8         532.1
   Goodwill and other intangibles                          98.9         131.8
   Other assets                                           122.0          91.0
                                                        --------      --------
                                                      $ 1,659.6     $ 1,670.0
                                                        ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Short-term  borrowings                             $    20.0     $    91.3
   Accounts payable                                       130.8         112.7
   Accrued expenses                                       230.8         183.7
                                                        --------      --------
           Total current liabilities                      381.6         387.7

   Long-term debt                                         342.6         391.1
   Other long-term liabilities                            155.3         156.6
   Shareholders' equity                                   780.1         734.6
                                                        --------      --------
                                                      $ 1,659.6     $ 1,670.0
                                                        ========      ========


























                            THE STANLEY WORKS AND SUBSIDIARIES
                                   PRICE/VOLUME INFORMATION
                              (Unaudited, Millions of Dollars)
NET SALES
                                              Fourth  Quarter
                        -----------------------------------------------------
                                             Unit    ACQ /    Curr -
                           1996   Price    Volume    DVT      ency     1995
                        -----------------------------------------------------
INDUSTRY SEGMENTS
    Tools
       Consumer         $   198.4   (1)%      3%      (3)%    -    $  200.2
       Industrial           139.7    2%       2%      (2)%    -       136.8
       Engineered           171.8   (1)%      7%      (4)%    -       168.0
                          --------                                  --------
          Total Tools       509.9    -        4%      (3)%    -       505.0
    Hardware                 85.0   (1)%     12%       -      -        76.7
    Specialty Hardware       90.5   (3)%      6%       -      -        88.1
                          --------                                  --------
       Consolidated     $   685.4   (1)%      5%      (2)%    -    $  669.8
                          ========                                  ========

GEOGRAPHIC AREAS
     United States      $   490.5   (1)%      4%      (3)%    -    $  491.7
     Europe                 107.6    -        9%       -     (2)%     100.8
     Other Areas             87.3    1%      11%       -      1%       77.3
                          --------                                   --------
       Consolidated     $   685.4   (1)%      5%      (2)%    -    $  669.8
                          ========                                   ========
                                              Year to Date
                        -----------------------------------------------------
                                             Unit    ACQ /   Curr -
                           1996   Price    Volume    DVT     ency      1995
                        -----------------------------------------------------
INDUSTRY SEGMENTS
    Tools
       Consumer         $   734.3    -        1%      (1)%   (1)%  $   738.9
       Industrial           555.5    3%      (1)%     (1)%    -        552.3
       Engineered           686.4    -        5%      (4)%    -        678.3
                          --------                                   --------
          Total Tools     1,976.2    1%       2%      (2)%   (1)%    1,969.5
    Hardware                340.4    1%       4%       -      -        324.2
    Specialty Hardware      354.2   (2)%      8%       1%     -        330.6
                          --------                                   --------
       Consolidated     $ 2,670.8    -        3%      (1)%    -    $ 2,624.3
                          ========                                   ========
GEOGRAPHIC AREAS
     United States      $ 1,911.5    -        3%      (2)%    -    $ 1,884.9
     Europe                 421.8    1%       2%       1%    (2)%      413.4
     Other Areas            337.5    1%       3%       -      -        326.0
                          --------                                   --------
       Consolidated     $ 2,670.8    -        3%      (1)%    -    $ 2,624.3
                          ========                                   ========








                            THE STANLEY WORKS AND SUBSIDIARIES
                              BUSINESS SEGMENT INFORMATION
                            (Unaudited, Millions of Dollars)
OPERATING PROFIT
                                          Fourth Quarter 1996
                         -------------------------------------------------
                                     Restrg    Related               Core
                                    & Other  Transition             Profit
                         Reported   Charges*    Costs      Core     Margin
                         -------------------------------------------------
  INDUSTRY SEGMENTS
    Tools               $  29.2    $ 40.2     $  7.8    $  77.2       15.1%
    Hardware               10.5        -         1.2       11.7       13.8%
    Specialty Hardware     (4.6)      0.3        0.8       (3.5)      -3.9%
                         ------     ------    ------     ------
       Total               35.1      40.5        9.8       85.4       12.5%
    Net corporate
       expenses           (17.3)      8.0        0.7       (8.6)
    Interest expense       (7.1)                           (7.1)
                          ------     ------    ------     ------
    Earnings before
       income taxes     $  10.7    $ 48.5     $ 10.5    $  69.7
                         ======     ======    ======     ======
  GEOGRAPHIC AREAS
    United States       $  44.4    $ 15.5     $  8.8    $  68.7       14.0%
    Europe                 (6.3)     15.3        1.1       10.1        9.4%
    Other Areas            (3.0)      9.7       (0.1)       6.6        7.6%
                         ------     ------    ------     ------
       Total            $  35.1    $ 40.5     $  9.8    $  85.4       12.5%
                         ======     ======    ======     ======

                                          Fourth Quarter 1995
                         -------------------------------------------------
                                               Related               Core
                                    Restrg   Transition             Profit
                         Reported    Chgs       Costs      Core     Margin
                         -------------------------------------------------
  INDUSTRY SEGMENTS
    Tools               $  23.3    $ 33.6     $  4.9     $ 61.8       12.2%
    Hardware               (1.9)      7.8        0.4        6.3        8.2%
    Specialty Hardware      4.0       1.4        0.1        5.5        6.2%
                         ------     ------    ------     ------
       Total               25.4      42.8        5.4       73.6       11.0%
    Net corporate
       expenses            (7.9)      1.2        1.5       (5.2)
    Interest expense       (8.7)        -          -       (8.7)
                         ------     ------    ------     ------
    Earnings before
       income taxes     $   8.8    $ 44.0     $  6.9     $ 59.7
                         ======     ======    ======     ======
  GEOGRAPHIC AREAS
    United States       $  30.6    $ 25.0     $  5.3     $ 60.9       12.4%
    Europe                 (0.6)      9.5        0.1        9.0        8.9%
    Other Areas            (4.6)      8.3         -         3.7        4.8%
                         ------     ------    ------     ------
       Total            $  25.4    $ 42.8     $  5.4     $ 73.6       11.0%
                         ======     ======    ======     ======
* Includes CEO recruitment costs.



                            THE STANLEY WORKS AND SUBSIDIARIES
                              BUSINESS SEGMENT INFORMATION
                            (Unaudited, Millions of Dollars)
OPERATING PROFIT
                                          Year to Date 1996
                         -------------------------------------------------
                                    Restrg    Related              Core
                                   & Other   Transition            Profit
                         Reported    Chgs*     Costs      Core     Margin
                         -------------------------------------------------
  INDUSTRY SEGMENTS
    Tools              $  196.6   $  44.6     $ 24.1   $  265.3       13.4%
    Hardware               42.4        -         4.4       46.8       13.7%
    Specialty Hardware     12.2       0.3        2.3       14.8        4.2%
                         ------     ------     ------    ------
       Total              251.2      44.9       30.8      326.9       12.2%
    Net corporate
       expenses           (48.9)     10.5        2.1      (36.3)
    Interest expense      (28.1)                          (28.1)
                         ------     ------     ------    ------
    Earnings before
       income taxes    $  174.2   $  55.4     $ 32.9   $  262.5
                         ======     ======     ======    ======
  GEOGRAPHIC AREAS
    United States      $  212.5   $  17.2     $ 26.2   $  255.9       13.4%
    Europe                 24.8      17.1        2.5       44.4       10.5%
    Other Areas            13.9      10.6        2.1       26.6        7.9%
                         ------     ------     ------    ------
       Total           $  251.2   $  44.9     $ 30.8   $  326.9       12.2%
                         ======     ======     ======    ======

                                          Year to Date 1995
                         -------------------------------------------------
                                               Related               Core
                                     Restrg  Transition             Profit
                         Reported     Chgs      Costs     Core      Margin
                         -------------------------------------------------
  INDUSTRY SEGMENTS
    Tools              $  154.9   $  64.2     $  5.8   $  224.9       11.4%
    Hardware               13.4      13.6        0.7       27.7        8.5%
    Specialty Hardware     17.8       2.0        0.4       20.2        6.1%
                         ------     ------     ------     ------
       Total              186.1      79.8        6.9      272.8       10.4%


    Net corporate
       expenses           (37.6)      5.7        2.6      (29.3)
    Interest expense      (35.7)        -          -      (35.7)
                         ------     ------     ------     ------
    Earnings before
       income taxes    $  112.8   $  85.5     $  9.5   $  207.8
                         ======     ======     ======     ======
  GEOGRAPHIC AREAS
    United States      $  146.9   $  55.2     $  6.8   $  208.9       11.1%
    Europe                 26.8      16.3        0.1       43.2       10.4%
    Other Areas            12.4       8.3          -       20.7        6.3%
                         ------     ------     ------     ------
       Total           $  186.1   $  79.8     $  6.9   $  272.8       10.4%
                         ======     ======     ======     ======
* Includes CEO recruitment costs.


                                                            Exhibit (20)(ii)



                              CAUTIONARY STATEMENTS

                                     Under
               the Private Securities Litigation Reform Act of 1995




Certain risks and uncertainties are inherent in the company s abilities to complete the competitive positioning of its cost structure through its restructuring initiatives and to achieve sustained, profitable growth.

The company s ability to successfully implement all of its restructuring initiatives, including the relocation and consolidation of multiple manufacturing operations and the success of the Perfect Customer Service Program, is dependent on such factors as the ability of its employees, with the help of outside consultants, to develop and execute comprehensive plans to provide for smooth transitions, the successful recruitment and training of new employees, the existence and resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand during the transition and unforeseen events. In addition, the company s ability to sustain the profitability improvements that have been attributable to the restructuring initiatives is dependent on the extent of pricing pressure within the company s markets, the continued consolidation of customers in consumer channels, increasing global competition, changes in trade, monetary and fiscal policies and laws, inflation and currency exchange fluctuations, as well as recessionary or expansive trends in the economies of the world in which the company operates.

The company's ability to generate sustained, profitable growth will be dependent on its ability to competitively position its cost structure, to gain acceptance of the company s products within new or developing markets and to continue the development of successful new products. This growth may also include externally-generated growth, the achievement of which will depend upon the ability to successfully identify, negotiate, consummate and integrate into operations acquisitions, joint ventures and/or strategic alliances. The company's new chief executive officer has indicated that the company will not make acquisitions simply to satisfy targets.